                                                                      Exhibit 24

                                POWER OF ATTORNEY

I, Lawrence Olanoff, do hereby nominate, constitute and appoint each of Anthony
P. Deasey and Earl Miller as my true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority to act hereunder, in his discretion, in my name and on my behalf as fully as I could if I were present and acting in person, to (i) make any and all required or voluntary filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the applicable rules and regulations thereunder, with the
Securities and Exchange Commission, the American Stock Exchange, any other stock exchange or interdealer quotation system or similar market for the sale and purchase of securities, the National Association of Securities Dealers, Inc.,
Celsion Corporation, a Delaware corporation (the "Company"), and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of my service as an officer and/or director of the
Company or beneficial ownership (within the meaning of Section 16(a) of the
Exchange Act) of more than ten percent of any class of equity securities of the
Company, and (ii) perform such other reporting tasks as he may deem necessary or advisable in connection with the foregoing filings.

Each of the above-named attorneys-in-fact agrees to accept the respective appointments, subject to their terms, and to act in such capacity, consistent with my best interests as he, in his discretion, deems advisable. I agree to indemnify and hold harmless each attorney-in-fact from any and all liability due to his failure to carry out or timely perform on my behalf the duties set forth above.

I hereby consent to, ratify and confirm all that each said attorney-in-fact shall do or cause to be done by virtue of this Power of Attorney. I hereby acknowledge that each attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect from this date forward for so long as I am an officer or director of the Company and for such time thereafter as may be necessary to make any such filings or until revoked or modified by me. I hereby revoke all prior powers of attorney relating to the foregoing acts.

IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of July, 2005.

/s/ Lawrence Olanoff, M.D., Ph.D.
--------------------------------
Lawrence Olanoff, M.D., Ph.D.
Chief Executive Officer
Celsion Corporation